Exhibit 10.4
1998 INCENTIVE PLAN
OF
LENNOX INTERNATIONAL INC.
EMPLOYEE
RESTRICTED STOCK GRANT AGREEMENT
     THIS AGREEMENT (“Agreement”) is made as of ___(the “Grant Date”), by and between Lennox International Inc., a Delaware corporation (the “Company”), and «First» «Last» (“Participant”) and shall be effective upon the signature of the Participant (“Effective Date”) on the date provided below.
     The Company has adopted the 1998 Incentive Plan of Lennox International Inc. (the “Plan”), a copy of which is appended to this Agreement as Exhibit A and by this reference made a part hereof, for the benefit of eligible employees, directors, consultants and other independent contractors of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Plan.
     Pursuant to the Plan, the Committee, which has generally been assigned responsibility for administering the Plan, has determined that it is in the interest of the Company and its stockholders to make the Grant provided herein in order to encourage Participant to remain in the employ of the Company or its Subsidiaries, to increase Participant’s personal interest in the continued success and progress of the Company and to foster and enhance the long-term profitability of the Company for the benefit of its shareholders by offering the incentive of long-term rewards to be realized only upon attainment of established goals.
     The Company and Participant therefore agree as follows:
     1. Grant of Restricted Stock. Subject to the terms and conditions herein, the Company grants to the Participant an Award of «Shares» shares of Restricted Common Stock (the “Grant”) which shall vest and be distributed to the Participant upon the satisfaction of the conditions set forth in paragraph 2 below.
     2. Conditions for Vesting. At the end of the Retention Period, the Award shall vest and be distributed to the Participant provided that the Participant has been an employee of the Company or one of its wholly owned Subsidiaries continuously throughout the Retention Period (“Vested Grant”). The Retention Period begins on the Effective Date of this Agreement, and ends on ___ (“Retention Period”). If Participant’s employment with the Company and its Subsidiaries is terminated for any reason other than Participant’s death, Disability (as defined in Section 5 below) or Retirement (as defined in Section 5 below) prior to the expiration of the Retention Period, the Grant shall be canceled and be null and void. Notwithstanding the above, the Grant shall become fully vested and be distributed to the Participant, irrespective of the limitations set forth above, upon the occurrence of a Change of Control (as defined in Section 13 below).
     3. Method and Time of Payment. The shares of the Grant that vest and become distributable shall be provided to Participant as soon as practicable following the end of the Retention Period or other date of vesting as provided below. Vested Grants shall be paid in whole shares of Common Stock. Subject to the withholding referred to in paragraph 4, the Company shall deliver to Participant certificates issued in Participant’s name for the number of shares to be issued to Participant. If delivery is by mail, delivery of shares of Common Stock shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to Participant.
     4. Withholding for Taxes. Participant acknowledges and agrees that the Company may deduct from the shares of Common Stock otherwise deliverable in connection with a Vested Grant a number of whole shares of Common Stock (valued at their Fair Market Value on the date of exercise) that is at least equal to the minimum statutory amount of all federal, state and local taxes required to be withheld by the Company in connection with such delivery, as determined by the Company.
     5. Termination of Employment. Unless otherwise determined by the Committee in its sole discretion, any Grant not yet vested shall terminate at the times specified below:
     (a) If Participant terminates employment with the Company and its Subsidiaries voluntarily, or if Participant’s employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary for any reason other than those described in paragraph 5(b) or 5(c) below, all of the shares subject to the Grant shall be canceled upon such termination of Participant’s employment.
     (b) If Participant’s employment with the Company and its Subsidiaries is terminated by reason of Participant’s death or Disability (as defined below), Participant, or in the event of Participant’s death, Participant’s beneficiary, shall receive a prorata payment of Participant’s Grant based upon the portion of the Retention Period the Participant actually served as an employee of Company, determined as of the date of death, Disability or Retirement. Such payment shall be made as soon as practicable. Any remaining shares of the Grant shall be forfeited in such event.
     (c) If Participant’s employment with the Company and its Subsidiaries is terminated by reason of Participant’s retirement under an employee pension benefit plan maintained by the Company or a Subsidiary during the Retention Period, Participant shall receive the Grant at the termination of the Retention Period.
     “Disability” for purposes of this Agreement, shall mean disability as defined in any written employment agreement between Participant and the Company or a Subsidiary in effect at the time of Participant’s termination of employment or, in the absence of any such employment agreement, as determined by the Committee in good faith and/or pursuant to any long-term disability plan sponsored by the Company or applicable Subsidiary.
     6. Nontransferability of Grant. During Participant’s lifetime, the Grant is not transferable (voluntarily or involuntarily) other than pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, is payable only to Participant or Participant’s court appointed legal representative. Participant may designate a beneficiary or beneficiaries to whom the benefits of the Grant shall pass upon Participant’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on the form annexed hereto as Exhibit B or such other form as may be prescribed by the Committee, provided that no such designation shall be effective unless so filed prior to the death of Participant. If no such designation is made or if the designated beneficiary does not survive Participant’s death, the benefits of the Grant shall pass by will or the laws of descent and distribution.
     7. No Stockholder Rights. Participant shall not be deemed for any purpose, including voting rights and dividends, to be, or to have any of the rights of, a stockholder of the Company with respect to any shares of Common Stock as to which this Agreement relates until the Company shall have issued such shares to Participant. Furthermore, the existence of this Agreement shall not affect in any way the right or power of the Company or its stockholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 15 of the Plan.
     8. Adjustments. As provided in Section 15 of the Plan, certain adjustments may be made to shares of Common Stock upon the occurrence of events or circumstances described in Section 15 of the Plan.
     9. Restrictions Imposed by Law. Without limiting the generality of Section 16 of the Plan, Participant agrees that the Company will not be obligated to deliver any shares of Common Stock, if counsel to the Company determines that such delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which the Common Stock may be listed or quoted. The Company shall in no event be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
     10. Notice. Unless the Company notifies Participant in writing of a different procedure, any notice or other communication to the Company with respect to this Agreement shall be in writing and shall be (a) delivered personally to the following address:
Lennox International Inc.
c/o Corporate Secretary
2140 Lake Park Boulevard
Richardson, Texas 75080

or (b) sent by first class mail, postage prepaid and addressed as follows:
Lennox International Inc.
c/o Corporate Secretary
2140 Lake Park Boulevard
Richardson, Texas 75080
Any notice or other communication to Participant with respect to this Agreement shall be in writing and shall be delivered personally, or shall be sent by first class mail, postage prepaid, to Participant’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from Participant of a change of address.
     11. Amendment. Notwithstanding any other provisions hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 6 of the Plan. Without limiting the generality of the foregoing, without the consent of Participant:
     (a) this Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or (ii) to add to the covenants and agreements of the Company for the benefit of Participant or surrender any right or power reserved to or conferred upon the Company in this Agreement; subject, however, to any required approval of the Company’s stockholders and, provided, in each case, that such changes or corrections shall not adversely affect the rights of Participant with respect to the Grant evidenced hereby without the Participant’s consent; (iii) to make changes to the number of shares of Common Stock subject to Participant’s Grant as equitably determined by the Committee to reflect adjustment required by the effect of a major corporate event such as the acquisition or disposition of a Subsidiary or major business activity or substantial operating assets, or a “going public” event; or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or to the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities laws; and
     (b) subject to Section 6 of the Plan and any required approval of the Company’s stockholders, the Grant evidenced by this Agreement may be canceled by the Committee and a new Grant made in substitution therefore, provided that the Grant so substituted shall satisfy all requirements of the Plan as of the date such new Grant is made and no such action shall adversely affect a Grant without Participant’s consent.
     12. Participant Employment. Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate Participant’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between Participant and the Company or any Subsidiary.
     13. Change of Control. As used in this Agreement, the terms set forth below shall have the following respective meanings:
     “Beneficial Owner” shall mean, with reference to any securities, any Person if:
     (i) such Person is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (i) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (x) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (y) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
     (ii) such Person is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person (other than Exempt Persons) that beneficially owns such securities;
provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own” any security held by a Norris Family Trust with respect to which such Person acts in the capacity of trustee, personal representative, custodian, administrator, executor, officer, partner, member, or other fiduciary; provided, further, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.
     The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”
     “Change of Control” shall mean any of the following occurring on or after the date of this Agreement:

     (i) Any Person (other than an Exempt Person) shall become the Beneficial Owner of 35% or more of the shares of Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (i) if such Person shall become a Beneficial Owner of 35% or more of the shares of Common Stock or 35% or more of the combined voting power of the Voting Stock of the Company solely as a result of (x) an Exempt Transaction or (y) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (x), (y) and (z) of subsection (iii) of this definition are satisfied;
     (ii) Individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act;
     (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (x) more than 65% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation (ignoring, for purposes of this clause (x), the first proviso in the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership immediately prior to such reorganization, merger or consolidation of the outstanding Common Stock, (y) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (z) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or
     (iv) Approval by the shareholders of the Company of (x) a complete liquidation or dissolution of the Company, unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (y)(A), (B) and (C) of this subsection (iv) are satisfied, or (y) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 65% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition (ignoring, for purposes of this clause (y)(A), the first proviso in the definition of “Beneficial Owner” set forth above) in substantially the same proportions as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of the Common Stock then outstanding or 35% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company; or
     (v) If the Participant is an employee of a Subsidiary of the Company, a Change of Control is deemed to have occurred at such time as any of the following occur while such Participant is an employee of such Subsidiary: (A) such Subsidiary shall no longer be deemed to be a Subsidiary of the Company or (B) the sale or transfer of all or substantially all of the assets of such Subsidiary to any Person other than the Company or a Subsidiary of the Company.
     “Common Stock” shall mean the common stock, par value $.01 per share, of the Company.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     “Exempt Person” shall mean (i) the Company, any subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, and any Person

organized, appointed or established by the Company for or pursuant to the terms of any such plan, (ii) any Person who is shown under the caption “Principal and Selling Stockholders” in the Company’s final prospectus dated July 28, 1999 relating to its initial public offering of the Common Stock as beneficially owning (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) one percent or more of the Common Stock and (iii) any lineal descendant and any spouse of any such lineal descendant of D.W. Norris, but only if such lineal descendant and any spouse of any such lineal descendant shall not at any time hold shares of Common Stock or Voting Stock of the Company with the primary purpose of effecting with respect to the Company (A) an extraordinary corporate transaction, such as a merger, reorganization or liquidation, (B) a sale or transfer of a material amount of assets, (C) any material change in the capitalization, (D) any other material change in the business or corporate structure or operations, (E) changes in the corporate charter or bylaws, or (F) a change in the composition of the Board or of the members of senior management.
     “Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock by the Company, unless and until such time as such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 3% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 3% or more of the combined voting power of the then outstanding Voting Stock.
     “Norris Family Trust” shall mean any trust, estate, custodianship, other fiduciary arrangement, corporation, limited partnership, limited liability company or other business entity (collectively, a “Family Entity”) formed, owned, held, or existing primarily for the benefit of the lineal descendants of D.W. Norris and any spouses of such lineal descendants, but only if such Family Entity shall not at any time hold Common Stock or Voting Stock of the Company with the primary purpose of effecting with respect to the Company (i) an extraordinary corporate transaction, such as a merger, reorganization or liquidation (ii) a sale or transfer of a material amount of assets, (iii) any material change in capitalization, (iv) any other material change in business or corporate structure or operations, (v) changes in corporate charter or bylaws, or (vi) a change in the composition of the Board or of the members of senior management.
     “Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.
     “Subsidiary” mean, with respect to any Person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing similar functions).

     “Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).
     14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware.
     15. Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. All decisions of the Committee upon questions regarding the Plan or this Agreement shall be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan shall control. The headings of the paragraphs of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     16. Duplicate Originals. The Company and Participant may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.
     17. Rules by Committee. The rights of Participant and obligations of the Company hereunder shall be subject to such reasonable rules and regulations as the Committee may adopt from time to time hereafter.
     18. Definition. As used herein: “Fair Market Value” means the fair market value of a share of Common Stock as most recently fixed and determined (prior to the date of the event giving rise to the use and application of such term) as follows: (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq National Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq National Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

     19. Entire Agreement. Subject to the provisions of any applicable written employment agreement between Participant and the Company or any Subsidiary, Participant and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement contains the entire agreement between the parties hereto with respect to the Grant and replaces and makes null and void any prior agreements, oral or written, between Participant and the Company regarding the Grant.
     20. Participant Acceptance. Participant shall signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company.

LENNOX INTERNATIONAL INC.
By:
Name:	William F. Stoll, Jr.
Title:	Executive Vice President, Chief Legal Officer, and Secretary

ACCEPTED:

Signed:
«First» «Last»

Date: